Posting Supplement No. 159 dated January 4, 2010 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Posting Supplement supplements the prospectus dated July 30, 2009 and provides information about the particular series of Member Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Posting Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                The following Notes are currently being offered:

Member Payment Dependent Notes Series 387399

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
387399	$21,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 387399. Member loan 387399 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,175 / month
Current employer:	Health South Corp	Debt-to-income ratio:	5.17%
Length of employment:	10 + years	Location:	tallahassee, FL

Home town:
Current & past employers:	Health South Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt at lower interest rate.

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,764.00	Public Records On File:	0
Revolving Line Utilization:	2.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 395561

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
395561	$24,000	20.86%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 395561. Member loan 395561 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,954 / month
Current employer:	United States Army	Debt-to-income ratio:	20.92%
Length of employment:	10 + years	Location:	Disputanta, VA

Home town:	Baltimore
Current & past employers:	United States Army
Education:	University of Maryland, Central Michigan University

This borrower member posted the following loan description, which has not been verified:

I currently have (29 Apr 2009) $154,000 in all my investment accounts. I would like to pay off a 16% interest rate credit card. I am a military soldier with 20 years of service and a total household income of $218,000 / yearly. I am in the market for something less than 4 years and would consider 2 years. Borrower added on 12/29/09 > 24 Dec 2009, update, I currently have over $200,000 in investment accounts. Borrower added on 01/02/10 > I am very thankful to all the investors who have sent me comments and notes of support. As a father, husband, Soldier, and community supporter, people have always counted on me to show them the way and fix situations. I am very humbled as you all have helped show me the way. Again, v/r thank you! Borrower added on 01/03/10 > Current mortgage 5%, balance $410, appraisal at refi $550K. Zero risk of foreclosure even if a military relocation due to Federal HAP program. What will you do with the money? Pay off all credit cards, starting with high interest rates of 21%. How many cards do you have like that? 3 cards and the interest alone is almost $500-$600 per month.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$45,414.00	Public Records On File:	0
Revolving Line Utilization:	98.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 420666

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
420666	$9,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 420666. Member loan 420666 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,183 / month
Current employer:	UTSA	Debt-to-income ratio:	14.10%
Length of employment:	2 years	Location:	SAN ANTONIO, TX

Home town:
Current & past employers:	UTSA
Education:

This borrower member posted the following loan description, which has not been verified:

I already have 1 Lending club loan opened 3 months ago for the purpose of credit card debt consolidation. I requested 16,000 to refinance my entire debt, but initially got approved for 7,600 (which i safely received, and used to consolidate 5 of my accounts, and I am currently paying it off as agreed). Now that these accounts are paid in full and closed, and my credit report updated, I am hoping to get approved for the additional all of the 8,000, so I could pay off the remaining balances. My financial situaton is quite stable: I am a professor at a state university, which offers above average job security. Also, I don't have any other debt - no car loans, no student loans, no mortgage. I am currently single with no dependents. My ~16,000 debt was incurres during a 6 year graduate study. I graduated a year ago, and now that I have permanent job, I'd like to eliminate my debt asap so I could move on towards other goals. Please feel free to ask me any questions. I checked my Equifax credit score a few weeks ago and it was 741. I have never had a late payment.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,006.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 462538

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
462538	$20,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 462538. Member loan 462538 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	PITNEY BOWES	Debt-to-income ratio:	10.44%
Length of employment:	6 years	Location:	beaumont , CA

Home town:
Current & past employers:	PITNEY BOWES
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am using these funds as a debt consolidation loan. I have a steady job at a Fortune 500 company which I have held for 6 years. I am being promoted this month as well which will increase my base salary. I always make my payments on time and am simply looking for a vehicle to reduce my debt faster by consolidating my payments against my debt at a fixed interest rate. I have disposed of all of my credit cards (in the beginning of 2009) and reduced my expenses dramatically by moving to a smaller residence and am looking for a more manageable way to pay off the debt I incurred. Thank you for your consideration!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,576.00	Public Records On File:	0
Revolving Line Utilization:	82.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 465321

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
465321	$12,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 465321. Member loan 465321 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,552 / month
Current employer:	Sharp Clinical Oncology Research	Debt-to-income ratio:	13.77%
Length of employment:	5 years	Location:	San Diego, CA

Home town:
Current & past employers:	Sharp Clinical Oncology Research
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > These funds will be used as a down payment on my first home, priced at $125k at a rate of 5%. I have additional income from a rental property that provides $787/mo. This, in addition to my regular paycheck, will be used to make my on time payments. My current monthly budget leaves me with a total surplus of $1300/mo, which will make this loan very affordable. I work in clinical research with cancer patients, and have been at my current position for 5 years. Due to the continued (but unfortunate) prevelance of various cancers, my job position is very stable. Borrower added on 12/29/09 > Total Income: $4043.55/mo

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,139.00	Public Records On File:	0
Revolving Line Utilization:	49.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 465492

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
465492	$7,200	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 465492. Member loan 465492 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	golden gaming inc.	Debt-to-income ratio:	14.34%
Length of employment:	< 1 year	Location:	las vegas, NV

Home town:
Current & past employers:	golden gaming inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > I have a stable job with a great company. All proceeds from this loan will go towards our wedding expenses.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	48
Revolving Credit Balance:	$1,068.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 466800

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
466800	$13,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 466800. Member loan 466800 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	webxl systems inc	Debt-to-income ratio:	12.87%
Length of employment:	3 years	Location:	WEST WARWICK, RI

Home town:
Current & past employers:	webxl systems inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks a lot for considering me for this loan, I just want to enter 2010 with the new beginning, one of the big step I an taking is to consolidating of my credit card debt that I have gather while I was still a student perusing my MBA. Today I have a very good job with well earning but I am still haunted by the past debt I gathered to fund my studies by my credit card. I hope I get this loan and 2010 is the year I break free!!..thanks a lot

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,331.00	Public Records On File:	0
Revolving Line Utilization:	37.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 467110

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
467110	$2,600	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 467110. Member loan 467110 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	lending solutions inc	Debt-to-income ratio:	19.61%
Length of employment:	6 years	Location:	CARPENTERSVILLE, IL

Home town:
Current & past employers:	lending solutions inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > LOOKING TO PAY OFF 2 CREDIT CARDS. PLEASE LET ME KNOW IF 24 MONTH TER IS AVAILABLE

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,121.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 468427

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
468427	$8,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 468427. Member loan 468427 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,200 / month
Current employer:	Teamsters	Debt-to-income ratio:	1.73%
Length of employment:	< 1 year	Location:	North Hollywood, CA

Home town:
Current & past employers:	Teamsters, There has been a mistake I have been on my job for 15 years. As a Teamster local 399 Hollywood Motion Pictures.I'm a Driver Studio Transportation., I have been on my job for 15 years. As a Teamster Studio Transportation Driver Local 399 Hollywood Motion Picture Division. Working on all Major Studio Lots Like Paramount Pictures, Sony Pictures, NBC-Universal,WB. I work on TV Shows and Movies Like the new "STAR TREK" "TRANSFROMERS 2" the new "GREEN HORNET" .
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > Thank You so much investors.I plan on taking all my balances to ZERO BALANCES. And maybe become an INVESTOR ! My CREDIT is my LIFE ! I know the differance between a NEED and a WANT. There was a Big Mistake I have been on my job for 15 years. I'm an Teamster Local 399 Hollywood Motion Picture Division I work for all the Major Studio's Paramount Pictures, Sony Pictures, WB, NBC Universal. Thank You Investors.

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,946.00	Public Records On File:	0
Revolving Line Utilization:	9.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 468564

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
468564	$16,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 468564. Member loan 468564 was requested on December 26, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Ann Taylor	Debt-to-income ratio:	12.71%
Length of employment:	4 years	Location:	brookfield, CT

Home town:
Current & past employers:	Ann Taylor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/26/09 > This is a credit card consolidation.I am requesting a loan to consolidate and payoff my credit card bill in 3 years. Entire amount will go to pay off credit card bills only. Borrower added on 12/29/09 > I have received some questions; I wanted to make sure I answer them comprehensibly. I think the summary below will help; 1. 4 credit cards with rates higher than the consolidation %. The approximate balances are as follows; a. 5,000 b. 3,800 c. 5,800 d. 1,600 Total 16,200 2. One delinquency 21 months ago This was a mistake on my part. I went to the bank website and it showed I was current. I did not make a payment till on the following month when I realized that I had not paid. This was a one time time mistake on my part.

A credit bureau reported the following information about this borrower member on December 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	17	Months Since Last Delinquency:	21
Revolving Credit Balance:	$16,799.00	Public Records On File:	0
Revolving Line Utilization:	74.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 468987

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
468987	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 468987. Member loan 468987 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Citigroup	Debt-to-income ratio:	5.12%
Length of employment:	< 1 year	Location:	Brooklyn, NY

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > Hello Lending Club Members, This is my second time using lending club and on my first go round I paid the entire $20,000 back within a few months. This time around my fiance and I have finally bought the house that we've always wanted and need to complete some renovations. Our payback strategy involves the usage of our tax returns and other savings and income that we currently have and earn. We need to use this money to renovate the first floor and basement of our new home. We've already renovated the top floor ourselves which proved to be a very very time consuming and difficult process. Thanks, If you need any other details in regards to this loan request please let me know. Thanks.

A credit bureau reported the following information about this borrower member on December 14, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	73
Revolving Credit Balance:	$13,486.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 469034

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469034	$12,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469034. Member loan 469034 was requested on December 19, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,167 / month
Current employer:	empire merchants	Debt-to-income ratio:	3.64%
Length of employment:	8 years	Location:	FOREST HILLS, NY

Home town:
Current & past employers:	empire merchants
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/19/09 > I have a great job and get paid well. I wanted to combine all my bills into one while getting a better rate. My credit score is in the mid 700 and i pay everything on time Borrower added on 12/20/09 > Also I would like to say that im truly a very nice person and have a great heart. I couldnt live not paying this loan off know so many people put an investment on me. I have to deliver and pay I wouldnt be able to sleep at night if i didnt. Just wanted to let u guys know a little about me

A credit bureau reported the following information about this borrower member on December 19, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	15	Months Since Last Delinquency:	8
Revolving Credit Balance:	$442.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469252

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469252	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469252. Member loan 469252 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,367 / month
Current employer:	Mi Tierra Restaurant	Debt-to-income ratio:	14.13%
Length of employment:	3 years	Location:	Perth Amboy, NJ

Home town:
Current & past employers:	Mi Tierra Restaurant
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I plan on using the loan as working capital for my upcoming healthy restaurant business. I have many years of management experience and I have an avid interest and knowledge in fitness, health and wellness. My partner is my current boss and owner of Mi Tierra Restaurant, where I am the current general manager. It is a successful restaurant that has been going since 1995. My credit is excellent and I still have a secure and stable job. Paying off this loan would not be a burden for me and my credit history could contest to it. I have never been late with any of my current or past bills and responsibilities. I truly believe this will be another prosperous business for us, since we have many years experience in the restaurant and management industry. Hope we can do business soon. Thank you for your time and consideration.

A credit bureau reported the following information about this borrower member on December 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,817.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469264

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469264	$20,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469264. Member loan 469264 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	MMG	Debt-to-income ratio:	18.57%
Length of employment:	7 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	MMG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Revolving credit info: Balance pmnt Int rate Store card $8,250 $275 23% Credit card $2,500 $90 23% Home equity revolving credit line secured $95,000 Balance of $9000 to be used to pay off installment loan $292 @16%

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1991	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$105,424.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 469405

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469405	$10,500	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469405. Member loan 469405 was requested on December 16, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,583 / month
Current employer:	Whittier Union High School District	Debt-to-income ratio:	4.57%
Length of employment:	< 1 year	Location:	whittier, CA

Home town:
Current & past employers:	Whittier Union High School District, Whittier Union High School District for 13 years
Education:

This borrower member posted the following loan description, which has not been verified:

591961 added on 12/16/09 > Will be used to landscape backyard. We are looking to sell our house in the next 2 years. Loan will be paid in full upon selling of house. Borrower added on 12/17/09 > For some reason, I marked that I have held my current job for only one year. In actuallity, I have been with the same school district for more than 13 years.

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$258.00	Public Records On File:	0
Revolving Line Utilization:	0.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469417

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469417	$20,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469417. Member loan 469417 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	13.77%
Length of employment:	n/a	Location:	west linn, OR

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 16, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	2
Revolving Credit Balance:	$9,020.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469569

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469569	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469569. Member loan 469569 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Watson Pharmaceutical	Debt-to-income ratio:	0.25%
Length of employment:	2 years	Location:	miramar, FL

Home town:
Current & past employers:	Watson Pharmaceutical
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 17, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$454.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469777

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469777	$16,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469777. Member loan 469777 was requested on December 18, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	n/a	Debt-to-income ratio:	20.74%
Length of employment:	n/a	Location:	Bellevue, WA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/18/09 > Business working capital Borrower added on 12/18/09 > working capital

A credit bureau reported the following information about this borrower member on December 18, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$81,023.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 469964

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
469964	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 469964. Member loan 469964 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Fusion Inc	Debt-to-income ratio:	18.91%
Length of employment:	10 + years	Location:	SPRING, TX

Home town:
Current & past employers:	Fusion Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > This loan is for consolidation. I have a very stable job and have been at the same location over seventeen years.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,523.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 470060

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470060	$25,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470060. Member loan 470060 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$13,125 / month
Current employer:	AHDI	Debt-to-income ratio:	16.42%
Length of employment:	6 years	Location:	WASHINGTON, DC

Home town:
Current & past employers:	AHDI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$47,643.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470190

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470190	$5,800	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470190. Member loan 470190 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,700 / month
Current employer:	Rite Aid	Debt-to-income ratio:	8.00%
Length of employment:	2 years	Location:	SEATTLE, WA

Home town:
Current & past employers:	Rite Aid
Education:	Washington State University, class of 2009

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I am currently working at a retail store full-time with an income of roughly $1700/month. I am planning to use the loan to pay off my car payment.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$995.00	Public Records On File:	0
Revolving Line Utilization:	4.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470194

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470194	$24,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470194. Member loan 470194 was requested on December 21, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,667 / month
Current employer:	Computers Universal Inc	Debt-to-income ratio:	10.00%
Length of employment:	< 1 year	Location:	Augusta, GA

Home town:
Current & past employers:	Computers Universal Inc, ITT Corporation, Inovatech Inc, T-Mobile USA, Five Rivers Services Inc, L-3 Communications, BAE
Education:	Savannah River College

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/21/09 > I'll be moving to another country for work as a contractor for 1 year and need funds to cover those expenses. Also, I just completed a 1 year tour in Iraq and Uncle Sam will be wanting his payment for taxes this coming April '10, so I'd like to be ready when that time comes as well. Thank you. Borrower added on 12/25/09 > i just want to thank everyone that has helped fund my request thus far. i ask that anyone else that can assist in helping me get 100% funding, please do so - i would be gratefully indebted to you for your kindness. also, to those investing, my professional involves contracting for the us government in which i have worked various different positions over the world. i have been steadily employed as a contractor for the last 5 years with several different companies, with salaries ranging from just 32k to 217k a year. in my current position my salary is 80k, in which i provide systems administration support for the combined forces command here in korea. what makes me a good borrower is a steady income with a great credit ration which shows that i am a low risk. my previous financial moves thus far has assisted in getting to this point, and the end goal is to be completely debt free. i plan on using the funds in assisting me with a move from seoul to daegu since i have changed positions. also, when i worked in iraq from aug '08-'09, i neglected to put away the proper amount of funds for federal taxes. when april '10 comes around the corner, i expect to have to owe the government a hefty amount and am seeking funds to cover what i think they may ask for. again, i thank you all for your help and will surely return the favor by lending into this community once everything settles down.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,715.00	Public Records On File:	0
Revolving Line Utilization:	24.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 470554

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470554	$18,000	19.82%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470554. Member loan 470554 was requested on December 24, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Transnational Business Solutions LLc	Debt-to-income ratio:	14.46%
Length of employment:	2 years	Location:	jackson Heights, NY

Home town:
Current & past employers:	Transnational Business Solutions LLc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/24/09 > This loan is required for a temporary business related need Borrower added on 12/26/09 > The loan is used as a small bridge loan to b used for working capital financing for an existing business. Th business is one and half years old and in good standing with no debt associated to it. Have annual contract with Clients and regular cash flow. Hope to repay loan in an year. Personally I have been good credit standing. Fico score of over 690 and experian score of 725. Usage of credit card is only 11% of total available credit.

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,100.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 470754

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470754	$24,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470754. Member loan 470754 was requested on December 22, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	n/a	Debt-to-income ratio:	17.13%
Length of employment:	n/a	Location:	University Heights, OH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/22/09 > This is for the purchase of inventory.

A credit bureau reported the following information about this borrower member on December 22, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$90,464.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 470884

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470884	$16,000	7.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470884. Member loan 470884 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,800 / month
Current employer:	Bakersfield School district	Debt-to-income ratio:	14.94%
Length of employment:	10 + years	Location:	BAKERSFIELD, CA

Home town:
Current & past employers:	Bakersfield School district
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > Helping my son who just came back from Iraq.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	46	Months Since Last Delinquency:	18
Revolving Credit Balance:	$2,222.00	Public Records On File:	0
Revolving Line Utilization:	5.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 470910

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
470910	$20,000	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 470910. Member loan 470910 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Presidio Trust	Debt-to-income ratio:	0.30%
Length of employment:	3 years	Location:	LIVERMORE, CA

Home town:
Current & past employers:	Presidio Trust
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > This is for a private party automobile loan. My job is a government job and stable for the last 3 years, my wife is a registered nurse and this will be used to tow our boat. We have no other loans aside from our mortgage.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$70.00	Public Records On File:	0
Revolving Line Utilization:	1.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471052

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471052	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471052. Member loan 471052 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Cyber Professionals	Debt-to-income ratio:	21.17%
Length of employment:	< 1 year	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Cyber Professionals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I accrued substantial debt due to a house which I have since sold. I am living below my means in the best interest of eliminating debt over the next few years.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$78,024.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 471165

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471165	$16,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471165. Member loan 471165 was requested on December 23, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	4.68%
Length of employment:	n/a	Location:	Pomona, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/23/09 > Looking to consolidate my high balance Credit Cards of $350 and Car payment that is high at $350 per month. Also will use loan to purchase lift-gate truck. Currently renting a truck at PENSKE at $120 per day, their lease is for $800 plus insurance and .10 a mile which comes out to well over $1,300 month or I can purchase one for $10,000. I do contract work for businesses such as www.aesrecycling.com help me and in doing so, together we can help turn this economy around. Thank you in advanced.

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,932.00	Public Records On File:	0
Revolving Line Utilization:	54.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471369

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471369	$21,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471369. Member loan 471369 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,083 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	20.10%
Length of employment:	3 years	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Just trying to consolidate my debt and get out from under the CHASE umbrella by lowering my interest rates. I would much rather pay interest to someone who can productively turn it around and reinvest it. If this works out I plan on investing in this website to help other people out.

A credit bureau reported the following information about this borrower member on December 23, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,245.00	Public Records On File:	0
Revolving Line Utilization:	72.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 471556

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471556	$20,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471556. Member loan 471556 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Dlubak Corporation	Debt-to-income ratio:	11.14%
Length of employment:	3 years	Location:	#101, PA

Home town:
Current & past employers:	Dlubak Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am a second time borrower with 733 FICO credit rating. My previous loan was posted and paid early, never deliquent on any payments (personal or lending club). I am looking to take advantage of the lower rates in P2P lending to consolidate all of my debt. Thank you.

A credit bureau reported the following information about this borrower member on December 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,080.00	Public Records On File:	0
Revolving Line Utilization:	23.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 471601

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471601	$6,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471601. Member loan 471601 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Apex Systems Inc	Debt-to-income ratio:	9.12%
Length of employment:	< 1 year	Location:	Scaggsville, MD

Home town:
Current & past employers:	Apex Systems Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > I'm looking for a loan so I can buy a 'new' car, and I didn't want to borrow the $10k minimum that the Banks offered. My good credit, extensive work history in IT Security, living in the DC Metro area, and my current role on a new Government contract makes me a good investment for any lender.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	10
Revolving Credit Balance:	$8,715.00	Public Records On File:	0
Revolving Line Utilization:	50.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 471603

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471603	$13,750	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471603. Member loan 471603 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Northern Leasing Systems Inc.	Debt-to-income ratio:	18.81%
Length of employment:	5 years	Location:	Brooklyn, NY

Home town:
Current & past employers:	Northern Leasing Systems Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > The purpose of this loan is for debt consolidation to pay off high interest rate credit card accounts. To receive this loan would enable me to pay off my total debt amounts with one monthly payment and a lesser amount of financing terms. My financial goal is to pay off my debts to my creditors and become financially debt free. I have a good payment history because I have not been late on any of my financial obligations to my creditors. I will appreciate any assistance.

A credit bureau reported the following information about this borrower member on December 24, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,964.00	Public Records On File:	1
Revolving Line Utilization:	99.70%	Months Since Last Record:	54
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472016

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472016	$20,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472016. Member loan 472016 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,250 / month
Current employer:	n/a	Debt-to-income ratio:	12.28%
Length of employment:	n/a	Location:	LYNN, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Purchase Car through private party I have a very high credit rating own business for 13 years Borrower added on 01/01/10 > This is a show/race car 1 of 4 ever produced Will pay of loan with in 12 months

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,549.00	Public Records On File:	0
Revolving Line Utilization:	52.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472180

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472180	$16,000	7.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472180. Member loan 472180 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$16,667 / month
Current employer:	Babcock, Langbein and Co	Debt-to-income ratio:	6.94%
Length of employment:	10 + years	Location:	SAINT PAUL, MN

Home town:
Current & past employers:	Babcock, Langbein and Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Thank You

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$64,266.00	Public Records On File:	0
Revolving Line Utilization:	60.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472423

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472423	$2,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472423. Member loan 472423 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	Wintzells Oyster House	Debt-to-income ratio:	6.18%
Length of employment:	3 years	Location:	DAPHNE, AL

Home town:
Current & past employers:	Wintzells Oyster House
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I am the newly promoted General Manager of Wintzells Oyster House in Spanish Fort, Alabama. I am excited about the potential of this unit and I plan on being here for a long period of time.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	22	Months Since Last Delinquency:	20
Revolving Credit Balance:	$2,839.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472438

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472438	$2,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472438. Member loan 472438 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	Xavier University	Debt-to-income ratio:	12.94%
Length of employment:	2 years	Location:	BRONX, NY

Home town:
Current & past employers:	Xavier University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thanks!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,930.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472454

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472454	$10,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472454. Member loan 472454 was requested on December 27, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Chevron	Debt-to-income ratio:	14.57%
Length of employment:	10 + years	Location:	Anchorage, AK

Home town:
Current & past employers:	Chevron
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/27/09 > The last $10,000.00 on my ex-wife's Alaska Airlines reward card Visa. Once we (my new wife) and I pay this off, we can start earning points on our own AA rewards card. Living well = the best reward.

A credit bureau reported the following information about this borrower member on December 27, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1991	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	31	Months Since Last Delinquency:	17
Revolving Credit Balance:	$4,027.00	Public Records On File:	0
Revolving Line Utilization:	17.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472483

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472483	$19,000	7.05%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472483. Member loan 472483 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Jacob Inc	Debt-to-income ratio:	7.00%
Length of employment:	10 + years	Location:	BUFORD, GA

Home town:
Current & past employers:	Jacob Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,606.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472505

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472505	$8,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472505. Member loan 472505 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	Hagerman & Company	Debt-to-income ratio:	0.44%
Length of employment:	2 years	Location:	SAN DIEGO, CA

Home town:
Current & past employers:	Hagerman & Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	21
Revolving Credit Balance:	$666.00	Public Records On File:	0
Revolving Line Utilization:	8.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472555

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472555	$16,000	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472555. Member loan 472555 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Papyrus	Debt-to-income ratio:	24.63%
Length of employment:	6 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Papyrus
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	30
Revolving Credit Balance:	$21,557.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472612

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472612	$25,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472612. Member loan 472612 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,833 / month
Current employer:	MyLegal.com	Debt-to-income ratio:	2.42%
Length of employment:	< 1 year	Location:	Washington, DC

Home town:
Current & past employers:	MyLegal.com
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Thank you.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,241.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472625

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472625	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472625. Member loan 472625 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,224 / month
Current employer:	Via D&C, Inc.	Debt-to-income ratio:	13.24%
Length of employment:	3 years	Location:	Corona, CA

Home town:
Current & past employers:	Via D&C, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	18	Months Since Last Delinquency:	3
Revolving Credit Balance:	$20,921.00	Public Records On File:	0
Revolving Line Utilization:	63.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472631

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472631	$1,500	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472631. Member loan 472631 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Armada	Debt-to-income ratio:	19.80%
Length of employment:	3 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Armada
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,454.00	Public Records On File:	0
Revolving Line Utilization:	86.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472645

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472645	$15,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472645. Member loan 472645 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Glendale Union High School District	Debt-to-income ratio:	16.93%
Length of employment:	10 + years	Location:	GLENDALE, AZ

Home town:
Current & past employers:	Glendale Union High School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,620.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472658

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472658	$20,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472658. Member loan 472658 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Texas Cellular	Debt-to-income ratio:	18.15%
Length of employment:	5 years	Location:	GARLAND, TX

Home town:
Current & past employers:	Texas Cellular
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > This loan I am applying is for paying off my debt. I work for an agent for At&t for pass 5 years. Looking forward to be debt free in 3 years. Thanks

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,787.00	Public Records On File:	0
Revolving Line Utilization:	16.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472665

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472665	$1,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472665. Member loan 472665 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	GA State DNR	Debt-to-income ratio:	14.12%
Length of employment:	< 1 year	Location:	kennesaw, GA

Home town:
Current & past employers:	GA State DNR
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > My husband returned from overseas and is going back to school. So now he needs a reliable car to get him there.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	55
Revolving Credit Balance:	$1,285.00	Public Records On File:	0
Revolving Line Utilization:	8.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472668

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472668	$24,000	17.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472668. Member loan 472668 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Target Corporation	Debt-to-income ratio:	6.18%
Length of employment:	10 + years	Location:	Mount Dora, FL

Home town:
Current & past employers:	Target Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > The promotional products business is a very viable business in the past and especially in todays economic environment. Both large corporations and mom & pop businesses are always eager to get their names and services out into the public eye. My promotional business will service all businesses as well as church groups, fraternal organizations, town sports groups and school fund raisers with personal attention without minimun orders to contend with. I will be able to offer hands on samples rather than ordering through the internet which is a common practice today. I have a deposit on my equipment and I will be operating the business out of my garage which will keep overhead to a minimum. The company I am dealing with has a strong reputation of suppot for their owner/operators. This is not a franchise. I will continue my full time job and build the promotional business starting part time. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1977	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$46,100.00	Public Records On File:	1
Revolving Line Utilization:	75.50%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472722

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472722	$6,250	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472722. Member loan 472722 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,428 / month
Current employer:	n/a	Debt-to-income ratio:	13.61%
Length of employment:	n/a	Location:	ABSECON, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	25
Revolving Credit Balance:	$8,471.00	Public Records On File:	0
Revolving Line Utilization:	44.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472730

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472730	$10,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472730. Member loan 472730 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,250 / month
Current employer:	Associates in Medical Management Inc	Debt-to-income ratio:	8.00%
Length of employment:	9 years	Location:	TUCSON, AZ

Home town:
Current & past employers:	Associates in Medical Management Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > Getting my first home soon..I really need this..This will create some breathing room for me..I promise to not pay it off too fast! Please ask any questions you may have..Thanking you in advance..MRO Borrower added on 12/29/09 > Im wiping out two thirty percent credit cards with this, and one thats at twenty one percent..I really really need to do this..This will not be a problem to pay whatsoever. Borrower added on 12/29/09 > Job stability..I am trapped working for my Mom and brother in thier medical billing company..I coudnt leave if I wanted too..Job stability one hundred percent..Please fund me, i was scared putting a inquiry on my credit reports, dont want to do another... Borrower added on 12/30/09 > To the lender/member who asked me about the status of my house loan..I have a fully executed sales contract..This was a B of A short sale, which is in Phase3..Im fully expecting, and am being told to expect a January move-in.. Borrower added on 12/30/09 > I love this, its like a telethon..The fix Michaels credit telethon.."LETS LIGHT UP THAT BOARD"!!!!

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,529.00	Public Records On File:	0
Revolving Line Utilization:	96.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 472753

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472753	$5,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472753. Member loan 472753 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Transperfect Translation	Debt-to-income ratio:	3.32%
Length of employment:	3 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	Transperfect Translation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I've been with my company for over 3 years and love working there. My position is strong there and a possible raise shortly. My only bills is my condo that i owned with a monthly payment of $1200 and electric about $100 monthly. I have very few debts my credit score shows that I have a very good score. I previously rented out my condo and lived with my mother n-law. I planned to use the funds to fix up the condo and live there myself. Borrower added on 12/31/09 > ok, i wasn't familiar with this lending club untill the questions. I applied thru lending tree and i thought banks are the ones making the loan. After more research, now i'm more familiar how this works and familiar myself with the legality of this club. I originally applied for the loan to fix up a condo that i owned and previously rented out. I wanted to move back into the condo myself to live with my 4 yo. Apparently, lending club lowered my loan from $25k to $5k. So I appreciate the clubs effort and hopefully get funded 100%.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	33
Revolving Credit Balance:	$7,728.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472762

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472762	$10,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472762. Member loan 472762 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	CDI Marine & Government Sevices	Debt-to-income ratio:	19.18%
Length of employment:	2 years	Location:	Portsmouth, VA

Home town:
Current & past employers:	CDI Marine & Government Sevices
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > I look forward in dealing with you. I truely believe that this will be the beginning of a very prosperious business relationship and will open up for many more to come.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 472781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472781	$13,250	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472781. Member loan 472781 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	HMB, Inc.	Debt-to-income ratio:	15.54%
Length of employment:	4 years	Location:	Hilliard, OH

Home town:
Current & past employers:	HMB, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > This loan is to consolidate credit card debt at a lower interest rate.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,141.00	Public Records On File:	0
Revolving Line Utilization:	44.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472788

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472788	$15,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472788. Member loan 472788 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	n/a	Debt-to-income ratio:	0.78%
Length of employment:	n/a	Location:	Hamilton, GA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I am a partner in the company in which I earn my income, and my partner earns $160k/year. Lending Club does not have a field for co-signer information, so you do not see his information listed here. We will be paying back the loan together. However, I earn enough to repay the loan myself, I have no other revolving accounts, and rent expenses are covered by my fiance. My credit score is 740+.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,343.00	Public Records On File:	0
Revolving Line Utilization:	8.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472791

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472791	$18,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472791. Member loan 472791 was requested on December 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	US Investigations Services	Debt-to-income ratio:	21.09%
Length of employment:	3 years	Location:	Weaver, AL

Home town:
Current & past employers:	US Investigations Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/28/09 > My husband and I are trying to pay off high interest credit cards as soon as possible. We both have steady jobs and are very hard working. I have had the same job since I graduated college and my husband is a State employee with almost 10 years in his current job. We do not want to file bankruptcy because it could damage our careers. We just want a sense of relief. We have both been working 2 jobs each to help pay towards these debts. We have slowly paid off one credit card. The creditors do not seem to want to help us in lowering the interest rate. SOMEONE, PLEASE HELP! We would love to start a family soon but this is all I can ever think about. Borrower added on 12/29/09 > I would like to say thank you to everyone that has helped fund my loan so far. My husband and I really appreciate the generosity that each of you have shown. Borrower added on 12/29/09 > Please feel free to ask any more questions. I also forgot to inform everyone that I suffer from a hair condition called alopecia areata. Since July 2007 I have been purchasing and wearing hair pieces which costs anywhere from $250+ every 4-5 months. Not to mention the shampoos and conditions that have to be used to maintain the hair piece. Borrower added on 12/29/09 > I also forgot to include $175.00 and $82.00 in Student Loans each month that are expenditures along with a $243.00 car payment each month. Borrower added on 12/30/09 > I have a better breakdown of our income compared to our debts each month which will make for a better understanding: Total household income: 5072/month Credit Cards: Capital One: 350.00 (balance: 9400.00) Chase: 750.00 (Balance 31000.00) Wachovia: 100.00 (Balance 3200.00) Bestbuy: 25.00 (Balance 1400.00) Discover: 100.00 (2300.00) Student Loans: 82.00 and 175.00 Car Payment: 243.00 Home: 325.00 Child Support: 375.00 NetFlix: 9.44 Water/Sewer: 45.00 Allstate: 41.80 and 80.00 Alabama Power: 161.00 CableOne: 168.00 Alagasco: 59.00 Yearly Land Taxes divided by 12: 25.00 Groceries/Pet Supplies/Prescriptions: 600.00 Entertainment/Eating out: 200.00 Gas: (fluctuates) About 150.00 Total remaining: 1009/month In this we are not including any medical bills that may arise, any costs for utilities that may fluctuate, and any extra money put towards credit cards. If Chase does not accept the offer of $17,190.00, we will pay off the Capital One, Wachovia, BestBuy, and Discover for $16300.00 which will leave 890.00 to be put towards the balance of the Chase card. While paying on this loan for 3 years, we will increase our monthly payments of loans/credit cards to only $30/month but all will be paid in 3 years after LC Loan is paid in full. After 3 years, we will use the $575/month that was used on the other 4 cards to the $750.00 we are using towards the Chase account. We will then hopefully be able to pay off the Chase account within 5 years according to an online debt calculator. Borrower added on 01/03/10 > We just found out some GREAT news! My husband just spoke to Chase at 7:45 PM Central (Sunday 1/3/2010) and they have agreed to settle with the following payments: $350.00 by 1/13/2010, $6251.00 by 2/12/2010, $6251.00 by 3/14/2010, and $6253.00 by 4/6/2010. That is a total of $19,105.00. We have $2300.00 in savings so the remaining between the LendingClub loan and this settlement, we would have the total amount to pay Chase off. They would only accept 60% of the balance and we have to let them know within 24 hours if we will be able to pay. Please everyone! We would really appreciate your help.

A credit bureau reported the following information about this borrower member on December 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	26
Revolving Credit Balance:	$12,076.00	Public Records On File:	0
Revolving Line Utilization:	39.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472802

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472802	$1,500	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472802. Member loan 472802 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Life Style Staffing	Debt-to-income ratio:	4.80%
Length of employment:	2 years	Location:	MADISON, WI

Home town:
Current & past employers:	Life Style Staffing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,875.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472809

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472809	$10,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472809. Member loan 472809 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	chilton hospital	Debt-to-income ratio:	9.45%
Length of employment:	2 years	Location:	LINCOLN PARK, NJ

Home town:
Current & past employers:	chilton hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > pay off owed rent

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472830

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472830	$25,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472830. Member loan 472830 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$11,305 / month
Current employer:	Bank of America	Debt-to-income ratio:	0.02%
Length of employment:	10 + years	Location:	KENDALL PARK, NJ

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1988	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74.00	Public Records On File:	0
Revolving Line Utilization:	0.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 472877

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472877	$18,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472877. Member loan 472877 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	n/a	Debt-to-income ratio:	12.29%
Length of employment:	n/a	Location:	Murrysville, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > loan is to consolidate bills My job is very stable I am always on time to make payments

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$62,689.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472908

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472908	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472908. Member loan 472908 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Bank of America	Debt-to-income ratio:	11.40%
Length of employment:	9 years	Location:	Newark, DE

Home town:
Current & past employers:	Bank of America
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I will be getting married in May 2010, and need assistance with Wedding Expenses. I currently work as a Manager in the Risk Management Area at Bank of America. I have been with Bank of America for 9 years and make $86,000 per year. I also have excellent credit and no delinquencies.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,361.00	Public Records On File:	0
Revolving Line Utilization:	42.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472920

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472920	$11,200	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472920. Member loan 472920 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,500 / month
Current employer:	n/a	Debt-to-income ratio:	7.13%
Length of employment:	n/a	Location:	Hampton Bays, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Consolidated my credit card debt and get a better rate.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,766.00	Public Records On File:	0
Revolving Line Utilization:	43.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472921

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472921	$16,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472921. Member loan 472921 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,542 / month
Current employer:	VCC	Debt-to-income ratio:	19.71%
Length of employment:	4 years	Location:	IRVING, TX

Home town:
Current & past employers:	VCC
Education:	Valdosta State University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Lets face it...you just can't turn anywhere for help these days. I have gone to all the corporate institutions and asked for a consolidation loan and been denied by all of them. These same people that held out their hands to the government and were bailed out, refuse to help the people that need it the most. I am a hard working, full-time employed guy that just needs a helping hand. I pay my bills on time every month and never miss a payment. The problem is that I have to send out money to too many accounts and all that ends up happening is minimum payments. There is a story to the credit card debt and all you have to do is ask. I have nothing to hide. I recently got engaged and hope to use this loan to expedite my getting debt free. Again, I will answer any/all questions. Thank you in advance.....

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1975	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,735.00	Public Records On File:	0
Revolving Line Utilization:	82.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 472931

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472931	$20,000	17.39%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472931. Member loan 472931 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$10,583 / month
Current employer:	HSBC	Debt-to-income ratio:	11.39%
Length of employment:	9 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	HSBC
Education:	Pave University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I will use this loan to eliminate 70% of my revolving debt, which got accumulated from when my wife gave birth to our child 4 months ago. I have never defaulted on any of my debts and this will allow me to fast track my financial recovery.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$28,882.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472938

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472938	$10,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472938. Member loan 472938 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	10.07%
Length of employment:	n/a	Location:	Philadelphia, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	7
Revolving Credit Balance:	$7,159.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 472977

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472977	$24,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472977. Member loan 472977 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	FFIDT	Debt-to-income ratio:	3.26%
Length of employment:	3 years	Location:	Fremont, CA

Home town:
Current & past employers:	FFIDT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Hi. We are looking to refinance and consolidate existing debts. This includes credit cards with recent Christmas related charges as well as a credit line.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,007.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472982

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472982	$25,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472982. Member loan 472982 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,030 / month
Current employer:	ADN of delray Beach	Debt-to-income ratio:	10.52%
Length of employment:	1 year	Location:	boynton beach, FL

Home town:
Current & past employers:	ADN of delray Beach
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > My wife & I have an excellent credit history, My wife as well as a few family members who will be involved have many years experience in the restaurant business. We are in a highly desirable area for dining in south Florida (Delray Beach/Boca Raton), the demographics speak for them selves. We are taking advantage of someone's short comings. We are taking over a lease on a fully built out restaurant, the only construction needed to open is floors. We have a unique concept of Cuban/Continental Cuisine. The building also contains one of the only 5AM liquor license in the area which a loan will produce major revenue. We have been researching this for years and have finally decided to jump in to take advantage of the cheap rents. The money is being used for permits,the new floor and other opening costs as well as operating expenses. My wife also applied on here and we are both full time employees with verifiable income. My wife works two jobs. Thank you in advance for this opportunity. Borrower added on 01/01/10 > Something I noticed I would like to add, I noticed in my lending club profile it says I had a delinquency 14 months ago.I have never had a delinquency. I have a copy of Transunion, Equifax, and Experian and there are none listed as well. I am in the process of contacting lending tree to correct this mistake. Thanks Again to all

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	31	Months Since Last Delinquency:	14
Revolving Credit Balance:	$13,160.00	Public Records On File:	0
Revolving Line Utilization:	64.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 472988

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472988	$15,000	17.39%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472988. Member loan 472988 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	n/a	Debt-to-income ratio:	5.78%
Length of employment:	n/a	Location:	Elmhurst, IL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I just recently sold my home of 35 years and down sized to a Condominium that I wish to spend the rest of my life in. So what I am looking to do is remodel my Condo exactly the way I want it, by replacing some kitchen cabinets, Bathroom vanities and with new appliances.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1974	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,584.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 472989

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
472989	$4,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 472989. Member loan 472989 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	HDR Inc	Debt-to-income ratio:	16.65%
Length of employment:	2 years	Location:	Portland, OR

Home town:
Current & past employers:	HDR Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > It appears that I have addressed some of my answers to the wrong lenders because I was copy/pasting from Microsoft Word. I'm sorry for the apologies. If you would like your question readdressed, please ask me again. I'm not seeing an area where I can edit my answer. Again, sorry for the apologies. Here is a more detailed list of the purpose of this loan. HDR, Inc. is an architecture and engineering firm based out of Omaha, NE. There are currently about 7000 employees??? world wide. I???m a graphic designer and marketing coordinator in the architecture company and have been working here as a full-time employee for nearly 2 years. My duties include design and layout of proposals, ads, brochures, qualification packages, and various other design projects. I have no savings account, and my emergency fund credit card is maxed out (part of the $1649). I am willing to verify my income with Lending Club as well. Here is the debt I am planning to refinance with this loan: Visa card: a) $1000 b) Approx. 20% c) Approx. $50 Amex: a) Anywhere from $300-$1400 at any given time. It has to be paid off monthly, though. (Currently at $1400) b) This is a corporate card, so there are no finance charges, but I have to pay it off every month. c) Paid off monthly Payday loan: a) $390 b) Approx. 275% c) $90 Payday loan: a) $325 b) Approx. 180% c) $75 Victoria Secret card: a) Approx. $325 b) Approx. 20% c) $20 Amazon card: a) Approx. $525 b) Approx. 20% c) $10 Medical Bill: a) $145 b) 0% c) $50 My monthly bills are as follows: Rent: $535 Car payment: $250 Car insurance: $110 Cell phone: $84 Parking: $180 Electric: $50-80 If I were to be laid-off or fired, here is my plan: I would apply for unemployment and begin my search for a new job immediately. Because I am a graphic designer, I also make a little money on the side from doing personal jobs for friends and family ??? although it???s by no means at a point where I can depend on this for my monthly income. In addition, I have the option to move back in with my parents, so I wouldn???t have to worry about a rent payment until I found a new job, and I have a month-to-month renting agreement.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,649.00	Public Records On File:	0
Revolving Line Utilization:	22.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473001

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473001	$8,500	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473001. Member loan 473001 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,667 / month
Current employer:	n/a	Debt-to-income ratio:	14.46%
Length of employment:	n/a	Location:	jackson Heights, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 21, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,100.00	Public Records On File:	0
Revolving Line Utilization:	10.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 473007

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473007	$8,800	14.96%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473007. Member loan 473007 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,895 / month
Current employer:	Bio-Rad Laboratories	Debt-to-income ratio:	16.35%
Length of employment:	4 years	Location:	Fairfield, CA

Home town:
Current & past employers:	Bio-Rad Laboratories
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > On-Time Payer My current monthly expenses include: $433 rent (renting a room) $300 car (loan and insurance) $ 70 utilities $600 other loans, payments Borrower added on 12/29/09 > The purpose for this loan is to reduce my interest rate and consolidate my debt into one monthly loan. Any assistance is greatly appreciated. Borrower added on 12/29/09 > Sweet!!! This is way better, paying a private investor, then those credit card sharks who raise your interest rates to make year end profit goals.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	39
Revolving Credit Balance:	$14,099.00	Public Records On File:	0
Revolving Line Utilization:	77.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473022

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473022	$11,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473022. Member loan 473022 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$25,583 / month
Current employer:	Nissan Motor Acceptance Corporation	Debt-to-income ratio:	10.21%
Length of employment:	10 + years	Location:	DALLAS, TX

Home town:
Current & past employers:	Nissan Motor Acceptance Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > I have received several questions and hope the following will help answer them. I hold a highly responsible, stable executive position at a major corporation, but can't specify responsibilities without revealing my identity. I have been employed there nearly 16 years. I have high annual income, as submitted in my application, but after a tough year for investments and lump-sum expenses, I am seeking a loan for some property taxes. I have never been delinquent on any obligation and am a good credit risk.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$60,789.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473024

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473024	$24,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473024. Member loan 473024 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	3.33%
Length of employment:	n/a	Location:	San Jose, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Thanks for considering our loan. We just sold our house at a great price and got some equity out of it. Now we hope to move to a bigger house in the area and take advantage of prices being 25% lower than a couple of years ago. We have $140,000 down payment, but want to avoid having to ask for 2 loans to have the full 20% and avoid PMI, insurance, etc.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,469.00	Public Records On File:	0
Revolving Line Utilization:	1.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473038

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473038	$10,500	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473038. Member loan 473038 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	FBI	Debt-to-income ratio:	21.59%
Length of employment:	10 + years	Location:	Bolingbrook, IL

Home town:
Current & past employers:	FBI
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Debt consolidation null

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473050

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473050	$25,000	19.13%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473050. Member loan 473050 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	DSI Global Trading Corp	Debt-to-income ratio:	1.81%
Length of employment:	4 years	Location:	San Jose, CA

Home town:
Current & past employers:	DSI Global Trading Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Loan for a highly profitable business venture.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	51
Revolving Credit Balance:	$2,469.00	Public Records On File:	0
Revolving Line Utilization:	47.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473064

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473064	$9,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473064. Member loan 473064 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,042 / month
Current employer:	n/a	Debt-to-income ratio:	15.19%
Length of employment:	n/a	Location:	ROUND ROCK, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > I ALWAYS PAY OFF MY DEBTS. I PLAN TO USE THE MONEY TO PAY OFF ACCUMULATED DEBT AT LESS INTEREST. I AM A RETIRED PERSON WITH ABOUT .35000/YEAR SOMETIMES MORE. THAT INCOME IS GARANTEED FOR LIFE OF MY WIFE AND ME.

A credit bureau reported the following information about this borrower member on December 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	35
Revolving Credit Balance:	$2,490.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473071

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473071	$3,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473071. Member loan 473071 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	SCFD	Debt-to-income ratio:	15.49%
Length of employment:	3 years	Location:	SARASOTA, FL

Home town:
Current & past employers:	SCFD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > personal loan

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473075

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473075	$10,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473075. Member loan 473075 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$20,833 / month
Current employer:	Diablo Contractors	Debt-to-income ratio:	1.15%
Length of employment:	9 years	Location:	DANVILLE, CA

Home town:
Current & past employers:	Diablo Contractors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > Thanks

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,274.00	Public Records On File:	0
Revolving Line Utilization:	9.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 473083

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473083	$5,600	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473083. Member loan 473083 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	Reasor's	Debt-to-income ratio:	21.54%
Length of employment:	2 years	Location:	Skiatook, OK

Home town:
Current & past employers:	Reasor's
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,085.00	Public Records On File:	0
Revolving Line Utilization:	14.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 473085

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473085	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473085. Member loan 473085 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,888 / month
Current employer:	n/a	Debt-to-income ratio:	0.31%
Length of employment:	n/a	Location:	MADISON, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/29/09 > This loan is to pay off a debt. Borrower added on 12/30/09 > I wanted to elaborate more info on this debt. To make a long story short. My bank deposited to much money in my account over six months ago. I had received a settlement from an Asbestos Claim. My son deposited the check and when I looked at my account I thought it was indeed all mine until I received a phone call at work telling me I was overpaid by $50,000. Needless to say I was shocked, I have paid all the money back except $8000. The problem is that I do not have much time before they close my account and issue a chardge back. I am trying to avoid this and save my credit among everything else. The bank has alloted me extra time due to the fact that I have made a sincere effort in resolving this issue. I am due another check from a claim, but will not receive that until February and the bank will not wait that long. Please rest assure that I plan to pay back every penny no matter what I have to do. I came here hoping that I could receive help and in return I will indeed sign up to help others. For all who have helped me thus far, I thank you for your trust and I promise if you all help me, this loan will be paid off in 6 months and not 3 years.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	65
Revolving Credit Balance:	$391.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473091

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473091	$7,500	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473091. Member loan 473091 was requested on December 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,417 / month
Current employer:	n/a	Debt-to-income ratio:	2.64%
Length of employment:	n/a	Location:	Etowah, KY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	79
Revolving Credit Balance:	$1,351.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 473133

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473133	$25,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473133. Member loan 473133 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	BERKSHIRE FACULTY SERVICE	Debt-to-income ratio:	16.36%
Length of employment:	8 years	Location:	PITTSFIELD, MA

Home town:
Current & past employers:	BERKSHIRE FACULTY SERVICE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I HAVE A CREDIT CARD DEBT WITH HIGH INTEREST AND I WANT TO PAY IT OFF ASAP AND START DOING SAVINGS FOR MY CHILDREN COLLEGES.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,756.00	Public Records On File:	0
Revolving Line Utilization:	45.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473161

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473161	$6,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473161. Member loan 473161 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Greece Central School District	Debt-to-income ratio:	13.66%
Length of employment:	5 years	Location:	Rochester, NY

Home town:
Current & past employers:	Greece Central School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,796.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473163

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473163	$20,000	19.13%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473163. Member loan 473163 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	9.96%
Length of employment:	n/a	Location:	saint francisville, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I have relisted my loan to increase my loan request to cover what the full amount I need, I had no idea this program is so efficient. THANK YOU. (I HOPE THIS IDEA CHANGES OUR BANKING SYSTEM FOR EVER!) I am seeking a loan for $20,000 to be used in my and my husband's family business. The money will be used for working capital. To make a long story short, we built a truckstop with money borrowed from a fuel supplier. Our fuel supplier is our landlord. We had a partner. We opened in late 2007, and ran it on our own until Feb. 09. During that time, we made the company around $300,000. In Feb. 09, our partner's wife got involved are we are now broke. The fuel supplier (our landlord, AmarOil.com) evicted our company for owing money on past due invoices. We have created a new company. Our landlord wants to cut me and my husband a new lease purchase, with a 15 year fuel contract. No partners. However, he cannot loan us any money because our partner could possibly sue him for kicking them out and not giving them a loan if he gave us one. He is waiting on us to come up with around $40,000 to use as working capital to get back in. We make him money (1.5 cent a gallon). My husband has also applied for a loan on here for $24,000. I am applying for $20,000 in my name. My credit score is in the high 600's. I have 6 after 30 day payments on my credit. They are on student loans, which I was late on in late 2005 because of hurricane Katrina. I have fought and fought with Sallie Mae to have them removed, but no avail. I make one loan payment, but I actually had 6 student loans, when I was late on the 1 payment, they hit me 6 times. If I am funded this loan, it will be paid back through business profits. Even in a recession, people buy food and fuel. This is not a lucrative business, but it is slow and steady. We have over 2 years experience in it, and do very well when it is just me and my husband. YOU WILL BE PAID BACK. Thanks Sincerely Casey Borrower added on 01/03/10 > Update* Me and my husband sent our stuff in to LendingClub on Friday night. We see no reason they will not be able to verify this loan. We are hoping to be verified by Tuesday. Thanks To All

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	42
Revolving Credit Balance:	$12,730.00	Public Records On File:	0
Revolving Line Utilization:	95.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473166

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473166	$3,500	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473166. Member loan 473166 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,149 / month
Current employer:	Texas Alcoholic Beverage Commission	Debt-to-income ratio:	3.44%
Length of employment:	2 years	Location:	Austin, TX

Home town:
Current & past employers:	Texas Alcoholic Beverage Commission
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I plan to pay property taxes. For 2009. Stick to a tight budget.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,815.00	Public Records On File:	0
Revolving Line Utilization:	62.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473168

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473168	$15,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473168. Member loan 473168 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	n/a	Debt-to-income ratio:	12.65%
Length of employment:	n/a	Location:	Cresskill, NJ

Home town:
Current & past employers:
Education:	Rutgers University at New Brunswick/Piscataway, Rutgers University at Newark, Indiana University Kelley School of Business, Indiana University-Bloomington

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > We are looking for extra capital for our company to bridge incoming AR. The company is in the business of electronics wholesale and retail. Even though the company is relatively new (about a year old), we have been doing a lot of business already. Just in December of 2009, the sales revenue exceeded $250,000. The company consists of my partner and me along with warehouse workers, where I manage wholesale side and he takes care of our retail operations. The overhead is very low because we do our retail sales online so the only significant overhead is for our warehouse in NJ ($~1000/mo). We have been doing very well lately and need funds to continue doing business while our customers are making their scheduled payments (we have very good relationships with our clients and not a single payment has been missed yet). Some of our better customers get NET10 payment terms (we charge a higher price in that case), causing us to fall short on operating capital during that time frame. Personally, I have good credit history and yet to miss a payment on any accounts. I am making about $6200/mo while paying a $3000/mo mortgage and $400/mo for a car lease so repayment of the loan is certainly financially attainable.

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,756.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473192

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473192	$24,000	20.52%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473192. Member loan 473192 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	n/a	Debt-to-income ratio:	16.62%
Length of employment:	n/a	Location:	saint francisville, LA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > *THIS IS A RELIST. I CANCELLED THE ORIGINAL LOAN REQUEST AND RAISED MY REQUESTED AMOUNT. I WAS AMAZED AT THE REPSONSES (THANK YOU) SO I AM GOING TO REQUEST WHAT I REALLY NEED TO HIT THE GROUND RUNNING ON THIS DEAL. I went into business with family. I was 50% co-owner of a truckstop. We built it in 2007. For the first year and a half, my partners stood back and let me run it. I made over $300K with it in 2008. In early 2009, they decided to participate and it went down hill fast. To make a long story short, it went under in Nov. 2009. The landlord, our fuel supplier (Amaroil.com), evicted our company for past due fuel invoice debt. The landlord wishes to re-lease the site to me (because I made us money when I was alone) and understandably wants me to obtain my own working capital to re-enter the business. I cannot qualify for any conventional lending because I have no collateral. Everything I have is tied up in my business. I have one past 30 day hit on my credit record my entire life. All three of my Fico's are over 700. I am married with a 2 year old, I like to hunt and fish in my off time. I have been married for 5 years, and my wife works side by side with me in the business. Your money will be paid back. Your money will go to good use (working capital). I pay and treat my employees very well, and alot of people are depending on me to get this thing back going. If interested, I can give you the google earth location to see the site for yourself. Thanks for any consideration. Craig Borrower added on 12/29/09 > I wanted to add: Anyone who is a small business operator now days guards their credit with their life. If you dont have a ton of cash or collateral, your credit is all you have. Right now, all I have is my credit, and it took me over 10 years to get it where it is. I will guard it with my life. Even 1 over 30 day late payment is unacceptable as a business owner. Your money will bring you a return. Borrower added on 12/31/09 > I just noticed I am last on this entire list of listing.. :) My three Ficos are over 750... I guess it is the multiple inquires. I have alot of inquiries that are business vendor related.. Before coke, pepsi, bud, etc will haul $5000+ into your store a week on credit, they check your credit. Some vendors check you 2 to 3 times a year..FYI. Borrower added on 01/03/10 > I noticed someone invested a rather substantial amount in our request. I want to humbly say thank you. In the event things dont work out for my business for whatever reason, I will not leave you high and dry. You will be paid back. Sincerely, thank you for your investment in us.

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

Member Payment Dependent Notes Series 473198

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473198	$10,000	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473198. Member loan 473198 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Stanislaus County	Debt-to-income ratio:	1.14%
Length of employment:	10 + years	Location:	Oakdale, CA

Home town:
Current & past employers:	Stanislaus County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I am a lender seeking to be a borrower with the main purpose being to make funds available to other borrowers. I have an excellent credit record and am willing to answer any questions related to this loan.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,477.00	Public Records On File:	0
Revolving Line Utilization:	7.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473203

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473203	$7,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473203. Member loan 473203 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,200 / month
Current employer:	Nordstrom	Debt-to-income ratio:	9.18%
Length of employment:	< 1 year	Location:	los gatos, CA

Home town:
Current & past employers:	Nordstrom
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Investing in Personal Trainier to jump-start business opportunity in lucrative community. There is little risk in loan as the business is mainly sourced by word of mouth but looking to help with additional marketing opportunities through newspaper and other paper media.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,115.00	Public Records On File:	0
Revolving Line Utilization:	16.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473210

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473210	$4,650	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473210. Member loan 473210 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,800 / month
Current employer:	n/a	Debt-to-income ratio:	22.11%
Length of employment:	n/a	Location:	Jacksonville, AL

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > This loan is to rid myself of one of those pesky, won't work with you, credit card companies that is like a thorn in your side. I am a very good "risk" and would rather owe good people rather than a huge corporation. I would sincerely appreciate the blessing this loan would provide. Thank you. Borrower added on 12/30/09 > This is my first time on lending tree and I don't exactly know what everyone is looking for so PLEASE ask questions before passing me over.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	17
Revolving Credit Balance:	$20,037.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 473229

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473229	$10,000	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473229. Member loan 473229 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	22.37%
Length of employment:	n/a	Location:	uniontown, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,052.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473276

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473276	$8,000	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473276. Member loan 473276 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Computer Aid, Inc.	Debt-to-income ratio:	1.82%
Length of employment:	4 years	Location:	Bangor, PA

Home town:
Current & past employers:	Computer Aid, Inc.
Education:	Lehigh University

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I have a stable job at a midsize company in the Lehigh Valley. Currently, my only debt is the mortgage for the home I recently purchased. No student loans, and own my car. My monthly expenses (utilities, gas, food, insurance, etc.) are very manageable with my income, but I plan on buying jewelry and I don't have that kind of cash on hand. I can actually afford to put the entire thing on my credit card and still pay it off in 3 years, but I would prefer the much lower rate through this site!

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,258.00	Public Records On File:	0
Revolving Line Utilization:	5.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473314

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473314	$10,000	16.35%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473314. Member loan 473314 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	braziliam embassy	Debt-to-income ratio:	0.65%
Length of employment:	4 years	Location:	montgomery vlg, MD

Home town:
Current & past employers:	braziliam embassy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > new moving business in washington dc ,money will be used as cash flow and to buy a pack van. Borrower added on 01/01/10 > This loan will be used for complete an start up money for a moving business, I will be serving DC metro area with local moving service and international packing service as sub-contractor for carriers. I do have 9 years of experience as mover.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,056.00	Public Records On File:	0
Revolving Line Utilization:	10.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473319

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473319	$5,450	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473319. Member loan 473319 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$11,182 / month
Current employer:	S MYRON GOLDSTEIN MD FACS INC	Debt-to-income ratio:	10.53%
Length of employment:	10 + years	Location:	rancho palos verdes, CA

Home town:	Montreal
Current & past employers:	S MYRON GOLDSTEIN MD FACS INC
Education:	McGill University, UCLA

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > THE NEW YEAR IS HERE! I AM LOOKING FORWARD TO IT. EVEN THOUGH WE GET OLDER, AND OLDER, THE YEARS STILL SEEM TO GET BETTER. I HAVE DECIDED TO TRY OUT THE LOAN SYSTEM LENDING CLUB OFFERS. THE LOAN FUNDS WILL GO TOWARDS HOME IMPROVEMENT PROJECTS TO SPRUCE UP MY HOUSE A BIT. THESE TYPE'S OF PROJECTS ARE WHAT KEEPS MY WIFE BUSY AND HAPPY. SHE DOES A GREAT JOB, AND HAS VERY ORIGINAL TASTE WHEN IT COMES TO HOME DECOR. I AM EAGER TO SEE WHAT SHE HAS IN STORE. THANK YOU FOR READING. HAVE A HAPPY AND HEALTHY NEW YEAR.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1968	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$240,441.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473333

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473333	$17,500	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473333. Member loan 473333 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$53,000 / month
Current employer:	US BANK	Debt-to-income ratio:	1.55%
Length of employment:	2 years	Location:	DENVER, CO

Home town:
Current & past employers:	US BANK
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$9,132.00	Public Records On File:	0
Revolving Line Utilization:	36.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473338

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473338	$8,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473338. Member loan 473338 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Gordon Trucking Inc.	Debt-to-income ratio:	24.99%
Length of employment:	1 year	Location:	MODESTO, CA

Home town:	Santa Clara
Current & past employers:	Gordon Trucking Inc., State Of California, A.L. Gilbert Company, Integrated Grain & Milling, Verizon Communications
Education:	Modesto Junior College

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > I would like to consolidate all of my loans, credit cards, and debts into one account. I have never had any delinquent accounts, nor had any collection accounts. I have over 22 positive accounts on my credit report. Filing bankruptcy is not an option. I always pay back money I borrow, and am 100% confident, I can make this a positive transaction for the lender, as well as myself. Borrower added on 01/03/10 > I would like to thank those who have supported my loan so far.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,382.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473342

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473342	$4,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473342. Member loan 473342 was requested on December 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,214 / month
Current employer:	Oregon Department of Human Services	Debt-to-income ratio:	12.74%
Length of employment:	2 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	Oregon Department of Human Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/30/09 > Hello everyone, The purpose of my loan is for a new tax business that my family and I are starting in January of 2010. We have leased the building, paid for the office furniture, computer equipment and hired our employees. I wanted to get a loan to help pay for the advertising of our business and for working capital. We will all help to manage the business, but my mom will be an onsite manager and will handle the day to day operations. She will be retiring shortly from the IRS. She has 20 years of experience as a tax specialist at the IRS, 6 of those years were managing tax specialist. I???m currently staying with my parents and pay them $250 a month in rent. My only debts are a credit card which I owe approximately $3,000 and a line of credit which is also owe approximately $3,000. Thank you for reading my loan proposal. If you have any questions please don???t hesitate to ask. Thank you all in advance.

A credit bureau reported the following information about this borrower member on December 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,303.00	Public Records On File:	0
Revolving Line Utilization:	51.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473344

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473344	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473344. Member loan 473344 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	Carroll County Public Schools	Debt-to-income ratio:	22.22%
Length of employment:	2 years	Location:	WESTMINSTER, MD

Home town:
Current & past employers:	Carroll County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I am a committed teacher, seeking to simplify and prioritize my finances.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,557.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473367

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473367	$1,750	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473367. Member loan 473367 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	Yavapai County	Debt-to-income ratio:	22.44%
Length of employment:	3 years	Location:	PRESCOTT VALLEY, AZ

Home town:
Current & past employers:	Yavapai County
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Thanks for the chance to reduce my current interest rates.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,757.00	Public Records On File:	0
Revolving Line Utilization:	93.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473378

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473378	$8,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473378. Member loan 473378 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	13.52%
Length of employment:	n/a	Location:	Sun Prairie, WI

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I have started up a hoof trimming business. I want to use this money to have for current supplies and additional tools Borrower added on 01/02/10 > I will also pay off all current debt. By going into this different area of business, I will greatly increase my income

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	29
Revolving Credit Balance:	$3,862.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473381

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473381	$9,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473381. Member loan 473381 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,833 / month
Current employer:	Owen D. Young CSD	Debt-to-income ratio:	15.57%
Length of employment:	4 years	Location:	JORDANVILLE, NY

Home town:
Current & past employers:	Owen D. Young CSD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,660.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473383

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473383	$25,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473383. Member loan 473383 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	Presagis	Debt-to-income ratio:	18.30%
Length of employment:	3 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	Presagis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Paying off/down credit cards

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$68.00	Public Records On File:	0
Revolving Line Utilization:	0.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473386

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473386	$1,000	7.40%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473386. Member loan 473386 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	CSKT	Debt-to-income ratio:	3.31%
Length of employment:	5 years	Location:	Ronan, MT

Home town:
Current & past employers:	CSKT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I have some money that will be available me soon, but I could really use it now.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$511.00	Public Records On File:	0
Revolving Line Utilization:	3.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473390

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473390	$24,250	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473390. Member loan 473390 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Technicolor	Debt-to-income ratio:	14.77%
Length of employment:	3 years	Location:	PASADENA, CA

Home town:
Current & past employers:	Technicolor
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > This loan will be used to payoff my credit cards and eliminate my wife's debt. Borrower added on 12/31/09 > I have a VERY high credit rating - one score was 806 last year. I'm looking for an option to the high credit card balances that my wife carries. My job is stable and I have a management severance contract.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,947.00	Public Records On File:	0
Revolving Line Utilization:	25.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473396

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473396	$6,600	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473396. Member loan 473396 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,583 / month
Current employer:	ICI Services	Debt-to-income ratio:	21.76%
Length of employment:	2 years	Location:	Waldorf, MD

Home town:
Current & past employers:	ICI Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,349.00	Public Records On File:	0
Revolving Line Utilization:	88.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473403

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473403	$6,400	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473403. Member loan 473403 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,917 / month
Current employer:	Evonik Goldschmidt Corporation	Debt-to-income ratio:	8.94%
Length of employment:	2 years	Location:	MIDLOTHIAN, VA

Home town:
Current & past employers:	Evonik Goldschmidt Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	32
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	29
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473404

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473404	$25,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473404. Member loan 473404 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Administaff	Debt-to-income ratio:	18.81%
Length of employment:	1 year	Location:	NORTH ANDOVER, MA

Home town:
Current & past employers:	Administaff
Education:

This borrower member posted the following loan description, which has not been verified:

consolidation loan

A credit bureau reported the following information about this borrower member on December 29, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1975	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,890.00	Public Records On File:	0
Revolving Line Utilization:	78.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473413

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473413	$6,000	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473413. Member loan 473413 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,167 / month
Current employer:	Alcon	Debt-to-income ratio:	6.43%
Length of employment:	10 + years	Location:	KELLER, TX

Home town:
Current & past employers:	Alcon
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > Thank you!

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	77
Revolving Credit Balance:	$5,124.00	Public Records On File:	0
Revolving Line Utilization:	16.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473442

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473442	$15,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473442. Member loan 473442 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	U.S. Border Patrol	Debt-to-income ratio:	17.85%
Length of employment:	9 years	Location:	sahuarita, AZ

Home town:
Current & past employers:	U.S. Border Patrol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > This loan will consolidate high interest rate accounts (17+%) in to one payment. It should net a 50-75 dollar a month savings. Borrower added on 01/02/10 > I am a federal employee with over 9 years on the job, and almost 15 in federal service; including military time. I have had one late payment that was my fault due to accounting issues. I have a secure paycheck, and it would take almost a act of congress to fire me. I am a safe bet!

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$9,129.00	Public Records On File:	0
Revolving Line Utilization:	63.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473447

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473447	$10,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473447. Member loan 473447 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,543 / month
Current employer:	Federal Emergency Management Agency	Debt-to-income ratio:	0.61%
Length of employment:	1 year	Location:	arlington, VA

Home town:
Current & past employers:	Federal Emergency Management Agency
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$951.00	Public Records On File:	0
Revolving Line Utilization:	3.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473462

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473462	$1,000	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473462. Member loan 473462 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,333 / month
Current employer:	n/a	Debt-to-income ratio:	3.55%
Length of employment:	n/a	Location:	Hesperia, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I'm replacing a slow, six-year old computer.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1993	Delinquent Amount:	$0.00
Open Credit Lines:	35	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	52	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,435.00	Public Records On File:	0
Revolving Line Utilization:	7.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473481

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473481	$6,000	15.31%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473481. Member loan 473481 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	storage power battery	Debt-to-income ratio:	8.76%
Length of employment:	2 years	Location:	forest park, IL

Home town:
Current & past employers:	storage power battery
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > My employment allows me to earn more than my yearly salary from commission. Currently I have two credit cards with rates over 25% and need to fix that asap! I plan to pay this off sooner than 3 years because I will be saving over $100 in interest charges each month.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,531.00	Public Records On File:	0
Revolving Line Utilization:	79.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473486

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473486	$24,000	17.39%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473486. Member loan 473486 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,583 / month
Current employer:	n/a	Debt-to-income ratio:	15.00%
Length of employment:	n/a	Location:	Haymarket, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > I an effort to eliminate credit card debt, I am requesting a lending peer to facilitate this effort. I have a stable job as a system engineer and have traditionally been a good borrower.

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1983	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	30	Months Since Last Delinquency:	7
Revolving Credit Balance:	$6,759.00	Public Records On File:	0
Revolving Line Utilization:	27.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473488

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473488	$10,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473488. Member loan 473488 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	t-mobile	Debt-to-income ratio:	21.29%
Length of employment:	2 years	Location:	SALEM, OR

Home town:
Current & past employers:	t-mobile
Education:	Western Oregon University

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	28
Revolving Credit Balance:	$15,248.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473497

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473497	$6,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473497. Member loan 473497 was requested on December 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	JetBlue Airways	Debt-to-income ratio:	19.26%
Length of employment:	5 years	Location:	West Roxbury, MA

Home town:
Current & past employers:	JetBlue Airways
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 12/31/09 > www.institutdefrancais.com I've prepared and am hoping to attend February's four-week intense immersion course. Upon completion, I will take a placement test at UMASS Boston to accelerate my French degree. null Borrower added on 01/03/10 > Fees: (price includes Value Added Tax of 19.60%) 4-wk course including: 160hrs tuition, breakfasts and lunches = 2500 Euro Registration fee = 60 Euro (non-refundable) Room = 550 Euro Deposit = 100 Euro (refundable) Advance payment (1/3 course fee) required w/app. form Refund possible if cancellation by 15 days prior Course starts February 1, 2010 Borrower added on 01/03/10 > extra funding will be reserved for: airfare, dinners, transportation and miscellaneous living expenses

A credit bureau reported the following information about this borrower member on December 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,324.00	Public Records On File:	0
Revolving Line Utilization:	66.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473503

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473503	$20,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473503. Member loan 473503 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,500 / month
Current employer:	rick bates garage	Debt-to-income ratio:	9.44%
Length of employment:	7 years	Location:	youngstown, OH

Home town:
Current & past employers:	rick bates garage
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > i pay my bills on time every month. i have been working at my job for 7 years as a dieasel teach servicing tractor trailers. I plan to pay off my bills & the rest of the money will goto tds to better my education ( truck driving school ) for the mechicanal updates.

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,366.00	Public Records On File:	0
Revolving Line Utilization:	14.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 473509

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473509	$10,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473509. Member loan 473509 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$15,000 / month
Current employer:	Goldman Sachs	Debt-to-income ratio:	23.63%
Length of employment:	3 years	Location:	Macungie, PA

Home town:
Current & past employers:	Goldman Sachs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > Expectation is for loan to be paid off in 2010 via pre-payment option.

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	57	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$170,394.00	Public Records On File:	0
Revolving Line Utilization:	82.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473521

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473521	$10,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473521. Member loan 473521 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	harris county hospital district	Debt-to-income ratio:	12.83%
Length of employment:	10 + years	Location:	houston, TX

Home town:
Current & past employers:	harris county hospital district
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > plan to pay off high interest debts--have stable job

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1975	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,615.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473528

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473528	$3,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473528. Member loan 473528 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Harps	Debt-to-income ratio:	4.17%
Length of employment:	2 years	Location:	Fayetteville , AR

Home town:
Current & past employers:	Harps
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > Thank you for your assistance. Making a big purchase and can't do it all in one lump payment!

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473569

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473569	$8,400	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473569. Member loan 473569 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Chamberlin Edmonds	Debt-to-income ratio:	13.90%
Length of employment:	< 1 year	Location:	Chicago, IL

Home town:
Current & past employers:	Chamberlin Edmonds
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > I plan to use the loan to fund a move and to pay down some credit cards. My credit rating is good and I have a 14 year track record of consistently paying my bills on time. I have never defaulted on a loan and I do not live above my means. My rent is $700 against $2600 in take home pay per month. My other major expenses include $200 for a student loan and about $160 for two existing credit cards. I have no children or dependents of any kind, and I own my car. In other words, I will not have difficulty making my payments. Borrower added on 01/01/10 > My take home pay is $2600 per month against $700 in rent, $200 in student loan payment, and $160 in credit card payments. I own my car and have no children or dependents. I have an excellent credit rating and will make my payments on time as I have for the last 15 years. In addition to moving expenses, I intend to use my loan for home furnishings and to pay down credit card balances. Thank you for reviewing my listing, and Happy New Year.

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,851.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473578

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473578	$20,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473578. Member loan 473578 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,833 / month
Current employer:	CHAN Healthcare Auditors	Debt-to-income ratio:	9.32%
Length of employment:	9 years	Location:	Kent, WA

Home town:
Current & past employers:	CHAN Healthcare Auditors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > This loan will be used to retire credit cards. My payment history is excellent and credit score is very good. I look forward to a successful loan and may refer any others who are in similar circumstances. I am a CPA by profession and handle tax preparation for a number of potential borrowers and lenders. Borrower added on 01/02/10 > I have been employed by my current employer for the past 9 years. Prior to that, I was employed for 12 1/2 years. I don't jump around and have a strong work ethic. I also prepare taxes as a side business, but did not report that income in my profile. My wife is retired and draws a pension. Our cash flow if very positive and will strenghthen when my child support obligation ends in February 2010.

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,821.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473580

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473580	$22,750	14.26%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473580. Member loan 473580 was requested on January 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,833 / month
Current employer:	Woodside High School	Debt-to-income ratio:	24.95%
Length of employment:	< 1 year	Location:	Los Gatos, CA

Home town:
Current & past employers:	Woodside High School
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/01/10 > I should have titled my loan as Ms. Dumb because I made two serious financial mistakes. I retired early from teaching because my significant other asked me to and stated he would cover the difference between what I would get retiring at age 55 and age 62. Not being a total idiot, I did get an agreement in writing. When I caught him cheating, I walked out, he retaliated by stealing my agreement out of my home. He did give me some funds that were to last me until I got another teaching job. Then a pilates teacher managed to herniate a disc in my neck causing me to have 5 hours of surgery, so the teaching was delayed. Being in a panic about money and the lack of, I decided to invest my money so that I would have enough money to live on until I could teach again, my brother-in-law insisted that I invest in a fund that he had his money in - long story short- that turned into a ponzi scheme and my $175,000 went to the way side; although I did manage to get the money into a trust agreement that may or may not ever pay out. I was extremely lucky to get a teaching job and then my second year I applied at an even better District and got a job there starting last August. My home is in Laguna Beach, I could not get a teaching job in Orange County but I did get one up North so I have had to move. I also had to take 3 classes at Stanford to help me get a better teaching job and it did. The move, the lack of income for 2 years, classes and both my children were married last year, all of things have caused me to run up my credit cards and I cannot seem to get ahead or save. I have equity in my home but the bank will not lend because of my high debt to income ratio. I need a fresh start so that I am not paying 26% on my credit card balances. I am making money now and paying my bills, I hope someone will understand and lend me the money so that I can indeed have a fresh start. Thank You, Suzanne

A credit bureau reported the following information about this borrower member on January 1, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$74,469.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473637

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473637	$25,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473637. Member loan 473637 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,833 / month
Current employer:	Grant Thornton	Debt-to-income ratio:	8.49%
Length of employment:	3 years	Location:	Washington, DC

Home town:
Current & past employers:	Grant Thornton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I am getting married and planning on doing a safari in Africa for the wedding and honeymoon. I have already contacted a travel agency and gotten rates for the marriage ceremony and then travel for 10 days for 20 people in Africa(immediate family and some friends of myself, husband). I have the contact information for the travel agency if you would like to contact them to verify the costs. This is a once in a lifetime opportunity and I have always dreamed of having an African wedding. Considering the costs associated with a US wedding, the amount I am asking for is fairly small and want to do the African wedding because it is a cheap but also unique way to have the wedding of my dreams. I have full faith I will be able to pay off the cost of my wedding well before the 3 year period since my husband and I will be able to consolidate our expenses after our marriage. thank you for your consideration in making my wedding dream come true!

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	8
Revolving Credit Balance:	$9,044.00	Public Records On File:	0
Revolving Line Utilization:	24.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473653

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473653	$2,500	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473653. Member loan 473653 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,000 / month
Current employer:	n/a	Debt-to-income ratio:	7.20%
Length of employment:	n/a	Location:	laredo, TX

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > look forward to future business relations

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,484.00	Public Records On File:	0
Revolving Line Utilization:	65.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473661

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473661	$13,000	11.48%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473661. Member loan 473661 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	ELDOR CONTRACTING	Debt-to-income ratio:	6.00%
Length of employment:	2 years	Location:	DEER PARK, NY

Home town:
Current & past employers:	ELDOR CONTRACTING
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I am using the fund to pay off my credit card debt. I have never been late on a payment or had anything bad on my credit report. I am in local 25 electricians union in Long Island, NY. I have been employed with Eldor Contracting for 3 years. I also have no rent or car payment to make.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	36	Months Since Last Delinquency:	6
Revolving Credit Balance:	$11,574.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473665

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473665	$20,000	12.53%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473665. Member loan 473665 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,222 / month
Current employer:	Streamline Technologies	Debt-to-income ratio:	20.13%
Length of employment:	4 years	Location:	Waterford, MI

Home town:
Current & past employers:	Streamline Technologies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I am paying off credit card debt that was accumulated several years ago when I owned my own business. For over 4 years now I have worked for a successful web development company that has experienced excellent growth, even in this economy. I've been a software engineer for over 15 years. I just want to pay off this credit card debt once and for all.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	35
Revolving Credit Balance:	$51,324.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473686

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473686	$20,000	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473686. Member loan 473686 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	n/a	Debt-to-income ratio:	4.62%
Length of employment:	n/a	Location:	Santa Monica, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I have been working as a contractor (Director of Finance) for 2 years. I own my car and have only my student loan outstanding. Borrower added on 01/02/10 > I have been working as a contractor (Director of Finance) for 2 years. I own my car and have only my student loan outstanding.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,588.00	Public Records On File:	0
Revolving Line Utilization:	91.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473689

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473689	$14,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473689. Member loan 473689 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	n/a	Debt-to-income ratio:	20.18%
Length of employment:	n/a	Location:	Valley Springs, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > Buy a New Harley Davidson at a great price. I have never faulted on a loan in 50 years my business is doing very well and my wife is secure with here job. My daughter is out of collage and the payment fits my budget.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1989	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	34
Revolving Credit Balance:	$205,956.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473709

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473709	$8,500	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473709. Member loan 473709 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Northern Highlands Regional HS	Debt-to-income ratio:	13.63%
Length of employment:	8 years	Location:	Mahwah, NJ

Home town:
Current & past employers:	Northern Highlands Regional HS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,643.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473710

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473710	$12,000	15.65%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473710. Member loan 473710 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Thales Avionics INC.	Debt-to-income ratio:	9.32%
Length of employment:	5 years	Location:	mission viejo, CA

Home town:
Current & past employers:	Thales Avionics INC.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	13
Revolving Credit Balance:	$5,001.00	Public Records On File:	1
Revolving Line Utilization:	84.80%	Months Since Last Record:	22
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473725

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473725	$6,000	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473725. Member loan 473725 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	SnugZ USA	Debt-to-income ratio:	0.52%
Length of employment:	2 years	Location:	MURRAY, UT

Home town:
Current & past employers:	SnugZ USA
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > I just want to pay off some high interest rate loan on Dell, and pay off my friend who has helped me. I do have stable income , just not much savings and hope you can help to me to achieve my new year dreams! thank you everyone! Borrower added on 01/03/10 > One note: I do plan to pay off this less than 2 years.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$906.00	Public Records On File:	0
Revolving Line Utilization:	11.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473733

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473733	$25,000	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473733. Member loan 473733 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$15,000 / month
Current employer:	isaac & estelle ventures	Debt-to-income ratio:	0.00%
Length of employment:	3 years	Location:	LAKEWOOD, NJ

Home town:
Current & past employers:	isaac & estelle ventures
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473745

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473745	$3,500	11.83%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473745. Member loan 473745 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,500 / month
Current employer:	West Marine Inc.	Debt-to-income ratio:	4.33%
Length of employment:	1 year	Location:	SAN JOSE, CA

Home town:
Current & past employers:	West Marine Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,999.00	Public Records On File:	0
Revolving Line Utilization:	94.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473748

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473748	$5,500	13.92%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473748. Member loan 473748 was requested on January 2, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,818 / month
Current employer:	Un Ponte Per...	Debt-to-income ratio:	0.00%
Length of employment:	1 year	Location:	CRANSTON, RI

Home town:
Current & past employers:	Un Ponte Per...
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/02/10 > The monthly budget allocated to paying the loan back will exceed the installment listed. I am currently paying at least $300/ month to close out the debt. Although it is stated that I am a contractor, I am permanently employed overseas and have been for the past 3 years.

A credit bureau reported the following information about this borrower member on January 2, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	10
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 471606

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
471606	$9,000	8.94%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 471606. Member loan 471606 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,333 / month
Current employer:	Armstrong Industries	Debt-to-income ratio:	12.42%
Length of employment:	1 year	Location:	COLUMBUS, OH

Home town:
Current & past employers:	Armstrong Industries
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > Always pay my bill on time, keep my budget on check, my job is pretty secured ( I work for Armstrong World Industries, nasdaq=AWI) Plan to use to re do my house interior

A credit bureau reported the following information about this borrower member on December 26, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$739.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473762

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473762	$4,800	16.70%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473762. Member loan 473762 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	n/a	Debt-to-income ratio:	23.86%
Length of employment:	n/a	Location:	Toms River, NJ

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I am owner of a Landscaping business. I have been in business since Oct. 1996. I plan on significant expansion. I also do computer consulting. I have a repeat customer base of over 120 customers, over half of which I have had for 5 to 12 years. I am honest and dependable. I have no problem paying off the loan. I have made strides in a short period of time to improve my credit and financial situation and look forward to accomplishing my financial goals. Thank you for taking the time to look at my listing. I have expanded to other ventures in my business. Construction, and home improvement. I need the extra equipment to do this. The work is there. If you have any questions feel free to contact me

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,024.00	Public Records On File:	0
Revolving Line Utilization:	24.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473766

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473766	$5,000	12.87%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473766. Member loan 473766 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,833 / month
Current employer:	n/a	Debt-to-income ratio:	7.55%
Length of employment:	n/a	Location:	DELMAR, MD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1992	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	34
Revolving Credit Balance:	$13,622.00	Public Records On File:	1
Revolving Line Utilization:	47.80%	Months Since Last Record:	15
Inquiries in the Last 6 Months:	5

Member Payment Dependent Notes Series 473781

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473781	$6,500	7.74%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473781. Member loan 473781 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Sanborn Regional School District	Debt-to-income ratio:	18.00%
Length of employment:	2 years	Location:	Kingston, NH

Home town:
Current & past employers:	Sanborn Regional School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,816.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473795

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473795	$20,000	13.22%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473795. Member loan 473795 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	St. Croix hospital	Debt-to-income ratio:	12.87%
Length of employment:	3 years	Location:	Cypress, TX

Home town:
Current & past employers:	St. Croix hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I appreciate your interest to fnnd my loan amount and thank all concern partners/investors.

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,084.00	Public Records On File:	0
Revolving Line Utilization:	68.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473796

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473796	$1,000	12.18%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473796. Member loan 473796 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$520 / month
Current employer:	Fredmeyers	Debt-to-income ratio:	0.00%
Length of employment:	< 1 year	Location:	The Dalles, OR

Home town:
Current & past employers:	Fredmeyers
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	75
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 473807

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473807	$4,500	11.14%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473807. Member loan 473807 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	n/a	Debt-to-income ratio:	17.00%
Length of employment:	n/a	Location:	Philadelphia, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > Looking forward to borrowing less than $4500.00 to finance a vehicle. My credit is very good I own my home, I'm in excellent physical condition (exercise daily, eat right and never smoked) and there would be no problem repaying the terms of the loan in a timely manner.

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1969	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,326.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473818

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473818	$10,000	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473818. Member loan 473818 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Professional Cadd Services, Inc.	Debt-to-income ratio:	9.98%
Length of employment:	9 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Professional Cadd Services, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I will use this money to pay off some high interest credit cards

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,131.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473825

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473825	$6,000	8.59%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473825. Member loan 473825 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,917 / month
Current employer:	Federal Government	Debt-to-income ratio:	8.21%
Length of employment:	10 + years	Location:	Woodbridge, VA

Home town:
Current & past employers:	Federal Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I have excellent credit and I'm very excited about this new type financial service and if this works out I'll be a lender

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$27,116.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473841

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473841	$25,000	16.00%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473841. Member loan 473841 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Consolidated Health Care Services	Debt-to-income ratio:	10.86%
Length of employment:	4 years	Location:	Kirbyville, TX

Home town:
Current & past employers:	Consolidated Health Care Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	29
Revolving Credit Balance:	$14,679.00	Public Records On File:	0
Revolving Line Utilization:	86.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 473843

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473843	$10,000	17.39%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473843. Member loan 473843 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,417 / month
Current employer:	Excel Sportswear	Debt-to-income ratio:	22.35%
Length of employment:	10 + years	Location:	wilmerding, PA

Home town:
Current & past employers:	Excel Sportswear
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > I want to payoff my car, payoff & close out high interest rate charge cards. The monthly payment is within my budget. My job is stable, have been there for 10 years.

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1970	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,099.00	Public Records On File:	1
Revolving Line Utilization:	99.00%	Months Since Last Record:	92
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 473847

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473847	$20,000	14.61%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473847. Member loan 473847 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,167 / month
Current employer:	Aaron's	Debt-to-income ratio:	9.41%
Length of employment:	3 years	Location:	LOUISVILLE, CO

Home town:
Current & past employers:	Aaron's
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 01/03/10 > this is to pay off my credit cards

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	16	Months Since Last Delinquency:	7
Revolving Credit Balance:	$20,976.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 473875

Series of Member Payment Dependent Notes	Maximum aggregate principal amount offered	Stated interest rate	Service Charge	Initial maturity	Final maturity
473875	$15,000	13.57%	1.00%	Three years, four business days following issuance	One year after initial maturity

               This series of Notes will be issued upon closing and funding of member loan 473875. Member loan 473875 was requested on January 3, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,000 / month
Current employer:	Jonic Group	Debt-to-income ratio:	8.88%
Length of employment:	6 years	Location:	San Leandro, CA

Home town:
Current & past employers:	Jonic Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on January 3, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$92,755.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Posting Report Supplement No. 159 dated January 4, 2010